Exhibit 10.58

AMENDMENT TO OPTION AGREEMENT
(PERFORMANCE-BASED OPTION)
This Amendment (“Amendment”) to the Option Agreement, effective as of April 18, 2013 (“Option Agreement”) between David McGlade (the “Executive”) and Intelsat S.A. (f/k/a Intelsat Global Holdings S.A.) is entered into by the undersigned parties and is effective as of October 24, 2014.

1.	Section 2(c) of the Option Agreement is amended to read as follows:
“Unless earlier terminated pursuant to the terms of this Agreement, the Company Option shall expire on February 4, 2023, and the Employee shall thereafter cease to have any rights in respect thereof.”
2.    Sections 6(a) and 6(c) of the Option Agreement are each amended by replacing the phrase “the first anniversary” with the phrase “the third anniversary”, each time it occurs.
3.    Sections 6(b) of the Option Agreement is amended by replacing the phrase “ninety (90) days following” with the phrase “the third anniversary of”.

4.    For the sake of clarity, as contemplated by the definition of “Termination of Employment” in the Plan, if the Employee's employment with the Company and its Subsidiaries terminates but the Employee continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Employment.

5.    As amended and modified by this Amendment, the Option Agreement shall remain in full force and effect.

6.    If there is any conflict between the terms of the Option Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of October 24, 2014.

INTELSAT S.A.

By: /s/ Michelle V. Bryan
Name: Michelle V. Bryan
Title: Executive Vice President, General Counsel and Chief Administrative Officer

THE EXECUTIVE

/s/ David P. McGlade
David P. McGlade